Exhibit 99.1

DUN & BRADSTREET ANNOUNCES $460 MILLION NOTES OFFERING

AND CONDITIONAL NOTICE OF REDEMPTION FOR EXISTING SENIOR UNSECURED NOTES

Jacksonville, FL – December 8, 2021: Dun & Bradstreet Holdings, Inc. (NYSE: DNB), a leading global provider of business decisioning data and analytics, announced today that its indirect wholly owned subsidiary, The Dun & Bradstreet Corporation (the “Issuer”), has commenced an offering of $460.0 million aggregate principal amount of senior notes due 2029 (the “Notes”) in a private offering (the “Offering”), subject to market and other conditions. The Notes will be guaranteed on a senior unsecured basis by each of the Issuer’s subsidiaries that guarantees indebtedness under the Issuer’s senior secured credit facilities and senior secured notes.

The Issuer intends to use the net proceeds from the Offering and cash on hand to (i) fund the Redemption (as defined below) and (ii) pay related fees, costs, premiums and expenses.

Concurrently with the Offering and pursuant to the terms of the indenture (the “Indenture”) governing the Issuer’s 10.250% senior notes due 2027 (the “Existing Notes”) the Issuer will deliver a conditional notice of redemption to holders of the Existing Notes to redeem in full the Existing Notes (the “Redemption”). The Redemption will be conditioned upon, among other requirements, the consummation of the Offering which shall have resulted in aggregate gross proceeds to the Issuer of at least $460.0 million. There can be no assurances as to when and if the Offering will be completed or such conditions satisfied and the Issuer may waive the conditions at its discretion.

The Notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States only to non-U.S. investors pursuant to Regulation S. The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Nothing in this press release should be construed as a notice to redeem any Existing Notes. Any such notice will be made separately pursuant to and in accordance with the terms of the Indenture governing the Existing Notes.

About Dun & Bradstreet

Dun & Bradstreet, a leading global provider of business decisioning data and analytics, enables companies around the world to improve their business performance. Dun & Bradstreet’s Data Cloud fuels solutions and delivers insights that empower customers to accelerate revenue, lower cost, mitigate risk, and transform their businesses. Since 1841, companies of every size have relied on Dun & Bradstreet to help them manage risk and reveal opportunity.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on Dun & Bradstreet management's beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Dun & Bradstreet undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties that forward-looking statements are subject to include, but are not limited to: an outbreak of disease, global or localized health pandemic or epidemic, or the fear of such an event (such as the coronavirus (“COVID-19”) global pandemic), including the global economic uncertainty and measures taken in response; the short- and long-term effects of the COVID-19 global pandemic, including the pace of recovery or any future resurgence; our ability to implement and execute our strategic plans to transform the business; our ability to develop or sell solutions in a timely manner or maintain client relationships; competition for our solutions; harm to our brand and reputation; unfavorable global economic conditions; risks associated with operating and expanding internationally; failure to prevent cybersecurity incidents or the perception that confidential information is not secure; failure in the integrity of our data or systems; system failures and personnel disruptions, which could delay the delivery of our solutions to our clients; loss of access to data sources or the ability to transfer data across the data sources in the markets in which we operate; failure of our software vendors and network and cloud providers to perform as expected or if our relationship is terminated; loss or diminution of one or more of our key clients, business partners or government contracts; dependence on strategic alliances, joint ventures and acquisitions to grow our business; our ability to protect our intellectual property adequately or cost-effectively; claims for intellectual property infringement; interruptions, delays or outages to subscription or payment processing platforms; risks related to acquiring and integrating businesses and divestitures of existing businesses; our ability to retain members of the senior leadership team and attract and retain skilled employees; compliance with governmental laws and regulations; risks related to the voting letter agreement entered into in connection with the initial public offering and registration and other rights held by certain of our largest shareholders; risks related to the Issuer’s ability to issue the Notes or complete the Redemption and Offering on favorable terms, if at all, and the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

For more information, contact:

Investor Contact:
Debra McCann
973-921-6008
IR@dnb.com

Media Contact:
Lisette Kwong
973-921-6263
KwongL@dnb.com